EXHIBIT 99.1

ANSYS Announces Record Q2 Financial Results Including Double-Digit Growth in Revenue, EPS and ACV

Raises FY 2019 Outlook for Revenue, EPS and ACV

Key Highlights - Q2 2019

  GAAP revenue of $368.6 million and non-GAAP revenue of $370.5 million
  GAAP diluted earnings per share of $1.28 and non-GAAP diluted earnings per share of $1.61
  GAAP operating profit margin of 34.9% and non-GAAP operating profit margin of 45.6%
  Deferred revenue and backlog of $717.3 million at June 30, 2019, an increase of 22% over June 30, 2018
  Annual contract value (ACV) growth of 14% and 10% in constant currency for Q2 2019 and the six months ended June 30, 2019 (YTD), respectively
  Repurchased 0.1 million shares in the second quarter at an average price of $179.36 per share and 0.3 million shares YTD at an average price of $179.41 per share

PITTSBURGH, Aug. 05, 2019 (GLOBE NEWSWIRE) -- ANSYS, Inc. (NASDAQ: ANSS), today reported second quarter 2019 GAAP and non-GAAP revenue growth of 21% and 20%, respectively, or 23% for each in constant currency. For the second quarter, the Company reported growth in diluted earnings per share of 19% on both a GAAP and non-GAAP basis.

Ajei Gopal, ANSYS President & CEO, commented, “Our focus on sales execution, coupled with our world-class products, has resulted in another quarter of excellent financial performance. We surpassed the high end of our expectations for both revenue and earnings, driven by double-digit revenue growth across each of our three major geographies. We also closed the largest single-physics deal in our company history, a $49 million, multi-year lease deal in the high-tech space.  In May, we released ANSYS® R2, which builds upon our industry-leading product portfolio, empowering customers to do more with multiphysics in less time, automating simulation and making it easier to use. We also expanded our partner ecosystem during Q2 - a key part of our pervasive simulation strategy - announcing new agreements with BMW and Airbus. Our results are a testament to the strength of our product portfolio and our deep customer relationships.”

Maria Shields, ANSYS CFO, stated, “Consistent execution across the board led to another quarter of excellent performance, with double-digit earnings growth and operating profit margin exceeding the high end of our guidance. Our results demonstrate that the investments we are making, combined with our operational focus, are continuing to pay off. More importantly, we have been able to achieve these results while strategically investing in our business for the long term. We remain confident in our ability to meet our targets and drive long-term growth."

Financial Results

ANSYS' second quarter and YTD 2019 and 2018 financial results are presented below. The 2019 and 2018 non-GAAP results exclude the income statement effects of the acquisition accounting adjustments to deferred revenue, stock-based compensation, amortization of acquired intangible assets, transaction costs related to business combinations, and adjustments related to the transition tax associated with the Tax Cuts and Jobs Act.

GAAP and non-GAAP results:

	GAAP			Non-GAAP
(in millions, except percentages and per share data)	Q2 QTD 2019	Q2 QTD 2018	% Change	Q2 QTD 2019	Q2 QTD 2018	% Change
Revenue	$368.6	$305.9	21%	$370.5	$308.9	20%
Net income	$109.8	$92.6	19%	$137.9	$115.8	19%
Diluted earnings per share	$1.28	$1.08	19%	$1.61	$1.35	19%
Operating profit margin	34.9%	35.5%		45.6%	47.3%

	GAAP			Non-GAAP
(in millions, except percentages and per share data)	Q2 YTD 2019	Q2 YTD 2018	% Change	Q2 YTD 2019	Q2 YTD 2018	% Change
Revenue	$685.8	$588.8	16%	$690.4	$592.1	17%
Net income	$196.0	$176.9	11%	$248.6	$218.9	14%
Diluted earnings per share	$2.29	$2.06	11%	$2.91	$2.54	15%
Operating profit margin	32.7%	34.6%		44.3%	46.2%

The non-GAAP financial results highlighted above, and the non-GAAP financial outlook for 2019 discussed below, represent non-GAAP financial measures. Reconciliations of these measures to the appropriate GAAP measures, for the three and six months ended June 30, 2019 and 2018, and for the 2019 financial outlook, can be found in the condensed financial information included in this release.

Other Financial Metrics

(in millions, except percentages)	Q2 QTD 2019	Q2 QTD 2018	% Change	% Change in Constant Currency
ACV	$326.1	$293.0	11%	14%
Operating cash flows	$88.5	$111.1	(20)%

(in millions, except percentages)	Q2 YTD 2019	Q2 YTD 2018	% Change	% Change in Constant Currency
ACV	$629.6	$586.9	7%	10%
Operating cash flows	$240.1	$243.5	(1)%

ACV is a financial performance metric that we introduced in 2018. We believe this measure is an improved metric as compared to the historically provided bookings metric because it adjusts the sales bookings metric to reflect only the annual value of a contract and also adjusts to reflect the sales booking at the date of the contract inception or renewal. There is no GAAP measure comparable to ACV. ACV is composed of the following:

  the annualized value of maintenance and lease contracts with start dates or anniversary dates during the period, plus the value of perpetual license contracts with start dates during the period, plus the annualized value of fixed-term services contracts with start dates or anniversary dates during the period, plus the value of work performed during the period on fixed-deliverable services contracts.

Management's 2019 Financial Outlook

The Company's third quarter and fiscal year 2019 revenue and diluted earnings per share guidance is provided below. The revenue and diluted earnings per share guidance is provided on both a GAAP and non-GAAP basis. Non-GAAP financial measures exclude the income statement effects of acquisition adjustments to deferred revenue, stock-based compensation, amortization of acquired intangible assets, acquisition-related transaction costs and adjustments related to the transition tax associated with the Tax Cuts and Jobs Act.

Third Quarter 2019 Guidance

The Company currently expects the following for the quarter ending September 30, 2019:

(in millions, except per share data)	GAAP	Non-GAAP
Revenue	$318.4 - $338.4	$320.0 - $340.0
Diluted earnings per share	$0.77 - $0.96	$1.15 - $1.28

Fiscal Year 2019 Guidance

The Company currently expects the following for the fiscal year ending December 31, 2019:

(in millions, except per share data)	GAAP	Non-GAAP
Revenue	$1,452.7 - $1,492.7	$1,460.0 - $1,500.0
Diluted earnings per share	$4.61 - $5.06	$5.98 - $6.28

In the third quarter and fiscal year 2019 guidance reflected above, the expected impacts of non-GAAP adjustments associated with the acquisition accounting for deferred revenue are $1.6 million and $7.3 million, respectively.

(in millions)	Other Financial Metrics
ACV	$1,440.0 - $1,475.0
Operating cash flows	$470.0 - $510.0

Conference Call Information

ANSYS will hold a conference call at 8:30 a.m. Eastern Time on August 6, 2019 to discuss second quarter results. The Company will provide its prepared remarks on the Company’s investor relations homepage and as an exhibit in its Form 8-K in advance of the call to provide stockholders and analysts with additional time and detail for analyzing its results in preparation for the conference call. The prepared remarks will not be read on the call, and only brief remarks will be made prior to the Q&A session. The Company will also post a complementary investor presentation titled "2Q 2019 Investor Presentation" that can be accessed by clicking News & Events, then Presentations on our website at https://investors.ansys.com.

To participate in the live conference call, dial 855-239-2942 (US) or 412-542-4124 (Canada & Int’l). The call will be recorded and a replay will be available within two hours after the call. The replay will be available by dialing (877) 344-7529 (US), (855) 669-9658 (Canada) or (412) 317-0088 (Int’l) and entering the passcode 10133395. The archived webcast can be accessed, along with other financial information, on ANSYS' website at https://investors.ansys.com/news-and-events/events-calendar.

ANSYS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Unaudited)
(in thousands)	June 30, 2019	December 31, 2018
ASSETS:
Cash & short-term investments	$631,696	$777,364
Accounts receivable, net	297,798	317,700
Goodwill	1,775,734	1,572,455
Other intangibles, net	282,070	211,272
Other assets(1)	525,544	387,173
Total assets	$3,512,842	$3,265,964
LIABILITIES & STOCKHOLDERS' EQUITY:
Current deferred revenue	$321,060	$328,584
Other liabilities(1)	374,496	287,833
Stockholders' equity	2,817,286	2,649,547
Total liabilities & stockholders' equity	$3,512,842	$3,265,964

(1)Effective January 1, 2019, the Company adopted the new leasing standard, which requires virtually all leases to be recorded on the balance sheet. Results for reporting periods beginning after January 1, 2019 are presented under the new guidance, while prior period amounts are not adjusted and continue to be reported in accordance with previous guidance. The adoption of the new standard resulted in the recognition of approximately $90 million of lease assets, and corresponding lease liabilities, on the Company's condensed consolidated balance sheet as of January 1, 2019.

ANSYS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(Unaudited)
	Three Months Ended		Six Months Ended
(in thousands, except per share data)	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Revenue:
Software licenses	$170,499	$131,147	$293,543	$241,193
Maintenance and service	198,136	174,766	392,222	347,593
Total revenue	368,635	305,913	685,765	588,786
Cost of sales:
Software licenses	6,204	4,099	10,912	8,010
Amortization	4,755	9,087	9,302	17,873
Maintenance and service	29,538	27,264	55,098	53,605
Total cost of sales	40,497	40,450	75,312	79,488
Gross profit	328,138	265,463	610,453	509,298
Operating expenses:
Selling, general and administrative	120,412	95,058	232,581	182,867
Research and development	75,302	58,357	146,040	115,887
Amortization	3,796	3,495	7,555	6,930
Total operating expenses	199,510	156,910	386,176	305,684
Operating income	128,628	108,553	224,277	203,614
Interest income	2,980	2,176	6,422	4,461
Other expense, net	(1,667)	(1,007)	(2,092)	(1,315)
Income before income tax provision	129,941	109,722	228,607	206,760
Income tax provision	20,191	17,126	32,627	29,884
Net income	$109,750	$92,596	$195,980	$176,876
Earnings per share – basic:
Earnings per share	$1.31	$1.10	$2.34	$2.11
Weighted average shares	83,978	84,105	83,871	84,018
Earnings per share – diluted:
Earnings per share	$1.28	$1.08	$2.29	$2.06
Weighted average shares	85,483	85,986	85,488	86,069

ANSYS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Measures
(Unaudited)
	Three Months Ended
	June 30, 2019				June 30, 2018
(in thousands, except percentages and per share data)	GAAP Results	Adjustments		Non-GAAP Results	GAAP Results	Adjustments		Non-GAAP Results
Total revenue	$368,635	$1,873	(1)	$370,508	$305,913	$2,948	(4)	$308,861
Operating income	128,628	40,385	(2)	169,013	108,553	37,556	(5)	146,109
Operating profit margin	34.9%			45.6%	35.5%			47.3%
Net income	$109,750	$28,156	(3)	$137,906	$92,596	$23,250	(6)	$115,846
Earnings per share – diluted:
Earnings per share	$1.28			$1.61	$1.08			$1.35
Weighted average shares	85,483			85,483	85,986			85,986

(1) Amount represents the revenue not reported during the period as a result of the acquisition accounting adjustment associated with the accounting for deferred revenue in business combinations.

(2) Amount represents $29.1 million of stock-based compensation expense, $0.4 million of excess payroll taxes related to stock-based awards, $8.6 million of amortization expense associated with intangible assets acquired in business combinations, $0.5 million of transaction expenses related to business combinations and the $1.9 million adjustment to revenue as reflected in (1) above.

(3) Amount represents the impact of the adjustments to operating income referred to in (2) above, decreased for the related income tax impact of $11.7 million, adjustments related to the transition tax associated with the Tax Cuts and Jobs Act of $0.5 million, and rabbi trust income of $0.1 million.

(4) Amount represents the revenue not reported during the period as a result of the acquisition accounting adjustment associated with the accounting for deferred revenue in business combinations.

(5) Amount represents $20.6 million of stock-based compensation expense, $0.4 million of excess payroll taxes related to stock-based awards, $12.6 million of amortization expense associated with intangible assets acquired in business combinations, $1.0 million of transaction expenses related to business combinations and the $2.9 million adjustment to revenue as reflected in (4) above.

(6) Amount represents the impact of the adjustments to operating income referred to in (5) above, decreased for the related income tax impact of $14.2 million and rabbi trust income of $0.1 million.

ANSYS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Measures
(Unaudited)
	Six Months Ended
	June 30, 2019				June 30, 2018
(in thousands, except percentages and per share data)	GAAP Results	Adjustments		Non-GAAP Results	GAAP Results	Adjustments		Non-GAAP Results
Total revenue	$685,765	$4,653	(1)	$690,418	$588,786	$3,349	(4)	$592,135
Operating income	224,277	81,922	(2)	306,199	203,614	69,907	(5)	273,521
Operating profit margin	32.7%			44.3%	34.6%			46.2%
Net income	$195,980	$52,596	(3)	$248,576	$176,876	$42,034	(6)	$218,910
Earnings per share – diluted:
Earnings per share	$2.29			$2.91	$2.06			$2.54
Weighted average shares	85,488			85,488	86,069			86,069

(1) Amount represents the revenue not reported during the period as a result of the acquisition accounting adjustment associated with the accounting for deferred revenue in business combinations.

(2) Amount represents $52.9 million of stock-based compensation expense, $4.4 million of excess payroll taxes related to stock-based awards, $16.9 million of amortization expense associated with intangible assets acquired in business combinations, $3.1 million of transaction expenses related to business combinations and the $4.7 million adjustment to revenue as reflected in (1) above.

(3) Amount represents the impact of the adjustments to operating income referred to in (2) above, decreased for the related income tax impact of $27.3 million, adjustments related to the transition tax associated with the Tax Cuts and Jobs Act of $1.8 million, and rabbi trust income of $0.2 million.

(4) Amount represents the revenue not reported during the period as a result of the acquisition accounting adjustment associated with the accounting for deferred revenue in business combinations.

(5) Amount represents $35.9 million of stock-based compensation expense, $3.5 million of excess payroll taxes related to stock-based awards, $24.8 million of amortization expense associated with intangible assets acquired in business combinations, $2.3 million of transaction expenses related to business combinations and the $3.3 million adjustment to revenue as reflected in (4) above.

(6) Amount represents the impact of the adjustments to operating income referred to in (5) above, decreased for the related income tax impact of $29.3 million and rabbi trust income of $0.1 million, and increased for adjustments related to the transition tax associated with the Tax Cuts and Jobs Act of $1.4 million.

ANSYS, INC. AND SUBSIDIARIES
Reconciliation of Forward-Looking Guidance
Quarter Ending September 30, 2019
Earnings Per Share Range - Diluted
U.S. GAAP expectation	$0.77 - $0.96
Adjustment to exclude acquisition adjustments to deferred revenue	$0.02
Adjustment to exclude acquisition-related amortization	$0.07
Adjustment to exclude stock-based compensation	$0.23 - $0.29
Non-GAAP expectation	$1.15 - $1.28

ANSYS, INC. AND SUBSIDIARIES
Reconciliation of Forward-Looking Guidance
Year Ending December 31, 2019
Earnings Per Share Range - Diluted
U.S. GAAP expectation	$4.61 - $5.06
Adjustment to exclude acquisition adjustments to deferred revenue	$0.07
Adjustment to exclude acquisition-related amortization	$0.29
Adjustment to exclude stock-based compensation	$0.85 - $1.00
Adjustment to exclude acquisition-related transaction expenses	$0.03
Adjustment to exclude transition tax adjustments related to the Tax Cuts and Jobs Act	($0.02)
Non-GAAP expectation	$5.98 - $6.28

Use of Non-GAAP Measures

The Company provides non-GAAP revenue, non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share as supplemental measures to GAAP regarding the Company's operational performance. These financial measures exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP. A detailed explanation of each of the adjustments to such financial measures is described below. This press release also contains a reconciliation of each of these non-GAAP financial measures to its most comparable GAAP financial measure.

Management uses non-GAAP financial measures (a) to evaluate the Company's historical and prospective financial performance as well as its performance relative to its competitors, (b) to set internal sales targets and spending budgets, (c) to allocate resources, (d) to measure operational profitability and the accuracy of forecasting, (e) to assess financial discipline over operational expenditures and (f) as an important factor in determining variable compensation for management and its employees. In addition, many financial analysts that follow the Company focus on and publish both historical results and future projections based on non-GAAP financial measures. The Company believes that it is in the best interest of its investors to provide this information to analysts so that they accurately report the non-GAAP financial information. Moreover, investors have historically requested, and the Company has historically reported, these non-GAAP financial measures as a means of providing consistent and comparable information with past reports of financial results.

While management believes that these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, are not reported by all the Company's competitors and may not be directly comparable to similarly titled measures of the Company's competitors due to potential differences in the exact method of calculation. The Company compensates for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures.

The adjustments to these non-GAAP financial measures, and the basis for such adjustments, are outlined below:

Acquisition accounting for deferred revenue and its related tax impact. Historically, the Company has consummated acquisitions in order to support its strategic and other business objectives. In accordance with the fair value provisions applicable to the accounting for business combinations, acquired deferred revenue is often recorded on the opening balance sheet at an amount that is lower than the historical carrying value. Although this acquisition accounting requirement has no impact on the Company's business or cash flow, it adversely impacts the Company's reported GAAP revenue in the reporting periods following an acquisition. In order to provide investors with financial information that facilitates comparison of both historical and future results, the Company provides non-GAAP financial measures which exclude the impact of the acquisition accounting adjustment. The Company believes that this non-GAAP financial adjustment is useful to investors because it allows investors to (a) evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making, and (b) compare past and future reports of financial results of the Company as the revenue reduction related to acquired deferred revenue will not recur when related annual lease licenses and software maintenance contracts are renewed in future periods.

Amortization of intangible assets from acquisitions and its related tax impact. The Company incurs amortization of intangible assets, included in its GAAP presentation of amortization expense, related to various acquisitions it has made. Management excludes these expenses and their related tax impact for the purpose of calculating non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of the Company because these costs are fixed at the time of an acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition. Accordingly, management does not consider these expenses for purposes of evaluating the performance of the Company during the applicable time period after the acquisition, and it excludes such expenses when making decisions to allocate resources. The Company believes that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making, and (b) compare past reports of financial results of the Company as the Company has historically reported these non-GAAP financial measures.

Stock-based compensation expense and its related tax impact. The Company incurs expense related to stock-based compensation included in its GAAP presentation of cost of software licenses; cost of maintenance and service; research and development expense; and selling, general and administrative expense. This non-GAAP adjustment also includes excess payroll tax expense related to stock-based compensation. Stock-based compensation expense (benefit) incurred in connection with the Company's deferred compensation plan held in a rabbi trust includes an offsetting benefit (charge) recorded in other income (expense). Although stock-based compensation is an expense of the Company and viewed as a form of compensation, management excludes these expenses for the purpose of calculating non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of the Company. Management similarly excludes income (expense) related to assets held in a rabbi trust in connection with the Company's deferred compensation plan. Specifically, the Company excludes stock-based compensation and income (expense) related to assets held in the deferred compensation plan rabbi trust during its annual budgeting process and its quarterly and annual assessments of the Company's and management's performance. The annual budgeting process is the primary mechanism whereby the Company allocates resources to various initiatives and operational requirements. Additionally, the annual review by the board of directors during which it compares the Company's historical business model and profitability to the planned business model and profitability for the forthcoming year excludes the impact of stock-based compensation. In evaluating the performance of senior management and department managers, charges related to stock-based compensation are excluded from expenditure and profitability results. In fact, the Company records stock-based compensation expense into a stand-alone cost center for which no single operational manager is responsible or accountable. In this way, management can review, on a period-to-period basis, each manager's performance and assess financial discipline over operational expenditures without the effect of stock-based compensation. The Company believes that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the Company's operating results and the effectiveness of the methodology used by management to review the Company's operating results, and (b) review historical comparability in the Company's financial reporting as well as comparability with competitors' operating results.

Restructuring charges and the related tax impact. The Company occasionally incurs expenses for restructuring its workforce included in its GAAP presentation of cost of software licenses; cost of maintenance and service; research and development expense; and selling, general and administrative expense. Management excludes these expenses for the purpose of calculating non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of the Company, as it generally does not incur these expenses as a part of its operations. The Company believes that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the Company's operating results and the effectiveness of the methodology used by management to review the Company's operating results, and (b) review historical comparability in the Company's financial reporting as well as comparability with competitors' operating results.

Transaction costs related to business combinations. The Company incurs expenses for professional services rendered in connection with business combinations, which are included in its GAAP presentation of selling, general and administrative expense. These expenses are generally not tax-deductible. Management excludes these acquisition-related transaction expenses, derived from announced acquisitions, for the purpose of calculating non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of the Company, as it generally would not have otherwise incurred these expenses in the periods presented as a part of its operations. The Company believes that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the Company's operating results and the effectiveness of the methodology used by management to review the Company's operating results, and (b) review historical comparability in the Company's financial reporting as well as comparability with competitors' operating results.

Tax Cuts and Jobs Act. The Company recorded impacts to its income tax provision related to the enactment of the Tax Cuts and Jobs Act, specifically for the transition tax related to unrepatriated cash and the impacts of the tax rate change on net deferred tax assets. Management excludes these impacts for the purpose of calculating non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of the Company, as (i) the charges are not expected to recur as part of its normal operations and (ii) the charges resulted from the extremely infrequent event of major U.S. tax reform, the last such reform having occurred in 1986. The Company believes that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the Company's operating results and the effectiveness of the methodology used by management to review the Company's operating results, and (b) review historical comparability in the Company's financial reporting.

Non-GAAP financial measures are not in accordance with, or an alternative for, GAAP. The Company's non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP.

The Company has provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures as listed below:

GAAP Reporting Measure	Non-GAAP Reporting Measure
Revenue	Non-GAAP Revenue
Operating Income	Non-GAAP Operating Income
Operating Profit Margin	Non-GAAP Operating Profit Margin
Net Income	Non-GAAP Net Income
Diluted Earnings Per Share	Non-GAAP Diluted Earnings Per Share

About ANSYS, Inc.

If you've ever seen a rocket launch, flown on an airplane, driven a car, used a computer, touched a mobile device, crossed a bridge or put on wearable technology, chances are you've used a product where ANSYS software played a critical role in its creation. ANSYS is the global leader in engineering simulation. Through our strategy of Pervasive Engineering Simulation, we help the world's most innovative companies deliver radically better products to their customers. By offering the best and broadest portfolio of engineering simulation software, we help them solve the most complex design challenges and create products limited only by imagination. Founded in 1970, ANSYS is headquartered south of Pittsburgh, Pennsylvania, U.S.A. Visit https://www.ansys.com for more information.

Forward-Looking Information

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that provide current expectations or forecasts of future events based on certain assumptions. Forward-looking statements are subject to risks, uncertainties, and factors relating to our business which could cause our actual results to differ materially from the expectations expressed in or implied by such forward-looking statements. Forward-looking statements use words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “may,” “outlook,” “plan,” “predict,” “project,” “should,” “target,” or other words of similar meaning. Risks, uncertainties, and factors that could cause actual results to differ materially from those implied by these forward-looking statements include: adverse changes in global economic and/or political conditions; declines in our customers’ businesses resulting in adverse changes in customer procurement patterns; uncertainties regarding demand for our products and services in the future and our customers’ acceptance of new products; plans for future capital spending; investments in complementary companies, products, services and technologies; political, economic, and regulatory risks and uncertainties in the countries and regions in which we operate; impacts from tariffs, trade sanctions, export license requirements or other trade barriers; the effect of changes in currency exchange rates and changes in interest rates; potential variations in our sales forecasts compared to actual sales; the volatility of our stock price; failures or errors in our products and services; our industry’s rapidly changing technology; the quality of our products, including strength of features, functionality and integrated multi-physics capabilities; lease license volatility; the investment of more resources in research and development than anticipated; increased pricing pressure as a result of the competitive environment in which we operate; our ability to recruit and retain key personnel; our ability to protect our proprietary technology; cybersecurity threats or other security breaches; disclosure and misuse of customer data whether as a result of a cybersecurity incident or otherwise; implementation of our new IT systems; investments in global sales and marketing organizations and global business infrastructure; dependence on our channel partners for the distribution of our products; increased variability in our revenue due to the adoption of Accounting Standards Codification 606; our reliance on high renewal rates for annual lease and maintenance contracts; our ability to complete and successfully integrate our acquisitions; catastrophic events which may damage our facilities or otherwise disrupt our business; operational disruptions or the failure of our technological infrastructure; periodic reorganization of our sales force; the repatriation of previously taxed earnings in excess of working capital and capital expenditure requirements; a loss of revenue if contracts with the U.S. government or foreign governments are canceled; the outcome of contingencies, including legal proceedings and government or regulatory investigations and service tax audit cases; uncertainty regarding income tax estimates in the jurisdictions in which we operate; the effect of changes in tax laws and regulations in the jurisdictions in which we operate; changes in accounting principles or standards; the uncertainty of estimates relating to the impact on reported revenue related to the acquisition accounting treatment of deferred revenue; and other risks and uncertainties described in our reports filed from time to time with the Securities and Exchange Commission. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date they are made. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

ANSYS and any and all ANSYS, Inc. brand, product, service and feature names, logos and slogans are registered trademarks or trademarks of ANSYS, Inc. or its subsidiaries in the United States or other countries. All other brand, product, service and feature names or trademarks are the property of their respective owners.

Visit https://investors.ansys.com for more information. The ANSYS IR App is now available for download on iTunes and Google Play.

ANSS - F

Contact:

Investors:
Annette Arribas, IRC
724.820.3700
annette.arribas@ansys.com

Media:
Amy Pietzak
724.820.4367
amy.pietzak@ansys.com